GEE Group



THE “NYSE AMERICAN: JOB” STORY

Winter 2023

Important Notifications*

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS*:

This document contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES*:

In this document, we sometimes use information derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are included in our earnings release and the appendix of this presentation and prior earnings presentations, as applicable.

Amounts shown on subsequent pages are generally rounded and may not add due to rounding and represent approximations, accordingly.

GEE's Investor Relations information may be found on our website at https://ir.geegroup.com and, as well as GEE Group's Facebook page and Linked In accounts, contain a significant amount of information about GEE Group, including financial and other information for investors. GEE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

* See slides 19 through 23 for additional details regarding Important Notifications and Forward-Looking Statements and Use of Non-GAAP Measures.

JOB: *4x* Growth Since 2015… Goal… grow to $1b in Revenue

GEE Group

JOB story… *since the beginning*

General Employment Enterprises (NYSE American: JOB) merged with Scribe Solutions, Inc. in 2015 and appointed Derek Dewan, Chairman and CEO, and Alex Stuckey, COO (n/k/a GEE Group Inc.)

Before the merger with Scribe, JOB had ~ $40m in revenue, less that $4m in shareholders' equity, and was a money loser on the verge of being delisted by the NYSE

Today, JOB has ~ $152m in revenue *(4x growth since 2015)*, is *profitable, consistently generates free cash flow,* and *believes 5x-plus, growth can be achieved over next 5 years following the MPS Group playbook*

Derek Dewan, Chairman and CEO, and three independent board members previously took MPS Group public, initially as a microcap like JOB is today, and successfully grew it into a large cap and sold it to Adecco in 2010 for $1.3b

JOB back story… *before JOB*

THE SALE OF MPS GROUP TO ADECCO IN 2010 FOR $1.3B IS ARGUABLY THE MOST SUCCESSFUL SHAREHOLDER RETURN STORY EVER IN THE U.S. STAFFING INDUSTRY

MPS GROUP SUCCESS RESULTED FROM A SOLID STRATEGY AND EXECUTION ACHIEVED UNDER THE LEADERSHIP OF JOB's CURRENT CHAIRMAN AND CEO, AND A BOARD OF DIRECTORS THAT NOW INCLUDES THREE (3) OF JOB's INDEPENDENT DIRECTORS

MISSION: GROW JOB SHAREHOLDER VALUE W/ *PROVEN* MPS GROUP LEADERS AND KNOW HOW

Historical Performance & Highlights

($ in Millions)

GEE Group

FY 2023 performance industry-wide was negatively affected by soaring inflation, rising interest rates and threat of recession

CONSOLIDATED REVENUES



$200.0
$150.0
$100.0
$50.0
$0.0
$129.8
$148.9
$165.1
$152.4
COVID 19
FYE '20
FYE '21
FYE '22
FYE '23

NON-GAAP ADJUSTED EBITDA*-a)



$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
20.0%
16.0%
12.0%
8.0%
4.0%
0.0%
$6.1
$12.3
$12.5
$7.0
COVID 19
5%
8%
8%
5%
FYE '20
FYE '21
FYE '22
FYE '23

* Non-GAAP Financial Measure

(a- see slide 20 and 21 for detail build ups of non-GAAP Adjusted EBITDA ("AEBITDA").

JOB POST-ACQ. FOCUS ON PROFESSIONAL VERTICALS *LED BY IT*



FY 2015
Professional Staffing 24%
Industrial Staffing 61%
Direct Hire 15%
FY 2023
Industrial Staffing 9%
Direct Hire 13%
Professional Staffing 79%

- Pre-acquisition GEE: $39.4 million in revenue and a $(1.4) million net loss in fiscal 2014; predominantly an industrial staffing company on the brink of becoming delisted
- Since 2015, completed ***4 additional acquisitions***, ***grown revenues 4x***, and ***grown AEBITDA (a non-GAAP measure) at a 180% CAGR,*** focusing on professional services, led by IT
- Significant restructuring undertaken in 2018 / 2019 following SNI acquisition; COVID-19 hits in mid-2020; Solid growth and recovery/rebuilding following COVID-19, including deleveraging… ***eliminating ~ $120 million in debt***
- ***Primary mission: Grow shareholder value through disciplined allocation and use of capital; organic and M&A growth strategies supplemented in 2023 w/ $20m share repurchase program as additional element of prudent capital management***

JOB's Acquisition Track Record So Far

GEE Group

Company	Date	Overview	Rationale	Acquisition Multiple[2]
Scribe Solutions / General Employment	Mar-15	Offers professional and light industrial staffing as a publicly traded company (NYSE MKT:JOB)	Merger with Scribe Solutions, a provider of highly trained medical scribes, with General Employment established a public staffing platform with access to capital markets for executing a roll-up strategy	N.A.
AGILE	Aug-15	Provides IT staffing solutions and IT consulting services across many industry verticals	Entered the greater Atlanta marketplace and the high-end IT staffing services and solutions vertical	~4x
ACCESS DATA	Oct-15	Provides high-end IT consulting and contract staffing services from offices in the greater Denver area	Expands geographic footprint in the West and adds significant recruiting and sales talent in the IT staffing sector	~6x
PALADIN	Jan-16	Offers staffing services and workforce solutions in IT, finance and accounting, engineering, office support and government service	Added MSP, VMS & RPO[1] service capability in the IT and professional staffing sector, as well as expanded the geographic footprint in Texas, Washington DC Metro and nationwide	~3x
SNI COMPANIES	Apr-17	Specializes in professional placement and staffing for finance and accounting, IT and office support professionals	Nearly doubled Company size and significantly increased scale, providing a super-regional platform with increased service offerings and an expanded geographic footprint	~4.9x[3]

JOB ACQUISTIONS HAVE RANGED FROM 3x TO 6x MULTIPLES... SNI INITIALLY ACQUIRED AT A MARKET PREMIUM; HOWEVER, FINAL SNI PURCHASE PRICE IS UNDER 5x, FOLLOWING SUCCESSFULLY NEGOTIATED SNI SELLER DEBT REDUCTION [3]

(1) MSP – Managed Service Provider; VMS – Vendor Management System; RPO – Recruitment Process Outsourcing.
(2) Adjusted EBITDA multiples.
(3) Originally priced at market premium; however, SNI final purchase price is 4.9x earnings after taking into account the negotiated final settlement of approximately $47.4 million in SNI acquisition debt in exchange for approximately $5.1 million in cash and $1.8 million in common stock.

Growth Platform Regaining Momentum Post-COVID 19

GEE Group

Having successfully navigated the COVID-19 pandemic and deleveraging … eliminating ~ $120 million in debt, JOB again reported substantial free cash flow [1] in fiscal 2023 following record free cash flow of $9 million in 2022



Grow Revenue Through Existing Core Offerings
Continue Track Record of Productivity and Operational Improvements
Add Complementary High Growth Specialties
Expand in New Geographies and Existing Markets
Grow Through Accretive Acquisitions

*Since the initial closing date of our follow-on offering on April 19, 2021, JOB stock has **OUTPERFORMED** most of the largest publicly traded staffing firms …*

[1] Free cash flow of $5.8 million and $9.1 million for the fiscal years ended September 30, 2023 and 2022, respectively, is a non-GAAP measure comprised of the following: net cash provided by operating activities, less capital expenditures

JOB Stock Performance *(from April 19, 2021, Follow-on Offering, to December 8, 2023)*

GEE Group

GEE Group initially closed our follow-on offering on April 19, 2021, issuing 95,833,332 JOB shares and raising $57.5 million (including over-allotment), of which ~ $56 million was used to repay debt…. JOB is now debt free and has remained consistently profitable, generating significant free cash flow



Indicators
Comparison
Events
Apr 19, 2021 - Dec 08, 2023
1D 5D 1M 3M 6M YTD 1Y 2Y 5Y Max
Interval 1W
Line
Draw
JOB 0.5700
ASGN 123.4000
MAN 97.3300
ADEN.SW 46.6000
BGSF 14.3500
STAF 9.2000
RHI 111.5200
KELYA 16.7700
RAND.AS 60.0400
yahoo!finance
50.00%
25.00%
-3.51%
-12.61%
-16.65%
-26.71%
-50.00%
-75.00%
-98.89%
Jul
Oct
2022
Apr
Jul
Oct
2023
Apr
Jul
Oct

ONLY ONE PEER HAS OUTPERFORMED JOB

JOB

JOB HAS OUPERFORMED SEVEN OF ITS PEERS SINCE ITS 4/21/2021 OFFERING

Source: Yahoo! Finance April 19, 2021 – December 8, 2023

JOB stock has outperformed most of its Staffing Industry peers since its follow on offering in April 2021

Roll-Up Mergers Advantages & Benefits

GEE Group



- Consolidating multiple firms increases revenue and earnings streams, and creates opportunities for cross-selling
- Consolidating candidate pools into comprehensive talent databases increases our ability to identify suitable candidates to meet client requirements
- Centralizing operations streamlines administrative functions leading to cost savings and resource optimization
- Footprint expansion into new markets and geography fuels top and bottom-line growth
- Brand recognition and association lead to attracting new clients and talents

Grow Through ACCRETIVE Acquisitions

Robust platform with the infrastructure and scalability to expand rapidly through acquisitions

Platform for Strategic Acquisitions

- Acquisition-driven growth to augment organic growth opportunities for each brand
- GEE is an excellent platform for acquisitions with an entrepreneurial culture and strong and tenured management team that offers an attractive "home" for targets
- GEE Group has a scalable business model and infrastructure
- With recent recapitalization GEE now is well positioned to regain its acquisition growth momentum, post-coronavirus

Selective Acquisition Criteria

- ✓ Focus on IT and Professional Sectors
- ✓ Well managed with experienced operators
- ✓ High gross & EBITDA margins
- ✓ Consistent revenue growth
- ✓ **ACCRETIVE TO EARNINGS**
- ✓ Limited enterprise risk and extensive due diligence
- ✓ Pricing commensurate with profitability and growth
- ✓ Funding: cash, seller and bank financing, earn-outs, stock (last)

The Consolidation Opportunity



$6.0bn in Revenue
Adecco
Manpower
ALLEGIS
randstad
KELLY SERVICES
Robert Half
ASGN
KFORCE
~150 Companies
$200mm in Revenue
GEE Group
$20mm in Revenue
~15,000 Companies
Top 150 Companies = ~50% of U.S. Market Revenue
All Others = ~50% of U.S. Market Revenue

JOB has not used and does not intend to use undervalued stock as consideration in acquisitions

JOB's progress building industry leading professional staffing and HR solutions business w/ $1B[-b)] in annual revenue

GEE Group


GEE LAUNCH
Scribe Solutions merger w/ GEE
~$40M
Revenue [-a)]


NEXT 4 ACQUISITIONS
Building an industry-leading professional staffing services business w/ strong delivery platforms…
~$152M
Revenue [-a)]


L-T GOAL
Grow one of today's highest margin profitable professional staffing and HR solutions firms into a billion-dollar business…
~$1B
Revenue[-b)]

BUILDING A LEADING PROFESSIONAL SERVICES STAFFING BUSINESS

Mar-2015	Aug-2015	Oct- 2015	Jan-2016	Apr-2017	Apr-2021	FY '21 & beyond
Founders launch the Company with a merger between General Employment Enterprises (NYSE American: JOB) and Scribe Solutions, Inc.	ADCC	Agile	Paladin	SNI Cos.	***Integrated, deleveraged, debt free & positive cash earnings***	***Nimble, more focused company poised to reach $1B revenue goal…***

GEE makes next four strategic acquisitions…

Acquire and integrate while building brands, platforms and scale …

Revenue figures are rounded and approximations

(a – Consolidated revenues were $43.3 million for the fiscal year ended September 30, 2015, and $152.4 million for the fiscal year ended September 30, 2023.

(b – See **Important Notifications, Use of Non-GAAP Measures and Forward Looking Statements** on slides 19 through 22.


GEE Group
Financial Highlights
Fiscal Fourth Quarter and 2023 Fiscal Year

Fiscal Year '23 and Q4'23 Highlights

GEE Group

Highlights	FY '23	Q4 '23
Professional Contract Revenue	-2%	-11%
Rev Growth x. non-recurring (b)	*+1%*	*-11%*
IT contract revenue growth	*+3%*	*-13%*
Consolidated Revenue	-8%	-17%
Combined Gross Margin	34.7% *-267 bps*	34.0% *-232 bps*
Diluted EPS	$0.08* *-$0.09 y/y*	$0.00* *+$0.01 y/y*
Free Cash Flow* (a)	$5.8m* *-$3.3m y/y*	$3.3m* *+1.9m y/y*

Performance

- **Professional contract revenue overall decline in FY '23 was significantly mitigated by revenue growth in IT businesses**
  - Adjusting for the effects of non-recurring COVID-19 projects in 2022, FY '23 all professional contract services revenue grew $0.6m (b)
  - Professional IT contract services revenue grew 3% Y/Y '23 v. '22
- **Driving profitability & free cash flow through professional services growth (led by IT) and lean operations**
  - Q4 '23 marked the 13th consecutive quarter of positive EBITDA since fiscal 2021, the first post-COVID 19 pandemic full fiscal year… and the 9th consecutive quarter of positive free cash flow* since our follow-on offering and final debt restructuring, which occurred in Q3 '21…

Despite 10% industry-wide revenue declines expected, GEE Group was able to outperform this by growing its IT contract services revenue 3% in 2023, as well as our Accounting direct hire and Engineering contract services in 2023…

* Non-GAAP Financial Measure
(a- see slides 13 and 21 herein for detail build ups of Adjusted Net Income, Adjusted EBITDA ("AEBITDA") and Free Cash Flow ("FCF").
(b- FY '22 included $3.2m from discreet (non-recurring) projects related to COVID-19.

Free Cash Flow* Performance

($ in millions)

	FY '23	FY '22
GAAP net income	**$9.4**	**$19.6**
Depreciation & amortization	3.3	3.8
Other recurring non-cash expenses (a)	(5.2)	2.1
Operating working capital	(1.6)	(1.5)
Current receivables	4.4	0.3
Accounts payable	(0.2)	0.7
Accrued compensation	(0.3)	(0.7)
Other WC asset-liability items	(5.5)	(1.8)
Other CFOA (b)	0.0	(14.6)
Gross CAPEX	(0.1)	(0.3)
FCF*	**$5.8**	**$9.1**

FY '23 Performance Highlights

- FCF* for FY '23 and FY '22 was $5.8 million and $9.1 million, respectively... FY '22 FCF* was higher due to higher revenues, including record high direct hire revenues...
- Q4 '23 marked the 9th consecutive quarter of positive adjusted FCF* since the Company's follow-on offering and debt elimination in June 2021...
- Cash of $22.5 million; cash and borrowing availability combined were $33.7 million at September 30, 2023
- $20 million share repurchase authorization approved and put in place beginning in Q3 '23 through December 31, 2024 *(3.4 million shares were repurchased through September 30, 2023;* ***5.8 million shares, or 5.1%*** *of our outstanding shares as of the beginning of the program, have been repurchased so far through December 15, 2023)...*

FCF*, cash position and working capital remain strong providing the fuel to grow shareholder value

* Non-GAAP Financial Measure
(a – Aggregates the following: non-cash stock compensation, non-cash lease expense, change in deferred income taxes, and amortization of debt discount.
(b – Includes the following: gains on forgiveness of PPP loans ($16.8m in FY '22) and non-cash GW impairment charge ($2.2m in FY '22)

Results by Segment

($ in millions)

ANNUAL RESULTS



FY '23
Revenues
$152.4
$13.0
8%
$19.4
13%
$120.0
79%
All Prof.
$139.4
91%
FY '22
$165.1
$15.9
10%
$26.6
16%
$122.5
74%
All Prof.
$149.2
90%
Professional Contract
Professional Perm
Industrial Contract



AEBITDA*
$7.0 (4.6%)
$7.0
100%
Professional
$7.0
$12.5 (7.5%)
Industrial
$0.9
Professional
$11.6
$0.9
7%
$11.6
93%
Industrial
All Professional

PERFORMANCE HIGHLIGHTS

- **Professional contract services revenue:** represents 79% of our consolidated revenue and led fiscal 2023 performance only decreasing by 2% under adverse conditions… and increasing $0.6 million, or 2%, year over year, excluding the effects of nonrecurring COVID-19-related projects revenue in fiscal 2022[b].
- **IT professional services contracts revenue:** Led all other verticals and grew 3% year over year.
- **Consolidated revenues:** FY '23 revenue of $152.4 million compared w/ $165.1 million for FY '22; the decrease is mainly attributable to difficult economic conditions encountered and coming off of record high direct hire revenues in FY '22
- **Adjusted EBITDA***: Q4 '23 marked the 13th consecutive quarter of positive EBITDA since fiscal 2021, the first post-COVID 19 pandemic full fiscal year…
- **Cost Savings / productivity:** The Company implemented cost reductions with $4.0m in estimated annual savings during FY 2023, which resulted in improved SG&A results and mitigated the effects of the negative economic conditions on our margins…

* Non-GAAP Financial Measure

(a- see slides 13 and 21 for detail build ups of Adjusted Net Income, Adjusted EBITDA ("AEBITDA") and Free Cash Flow ("FCF").

(b- FY '22 included $3.2m from discreet (non-recurring) projects related to COVID-19.

JOB's GROWING CASH

GEE Group

($ in millions)



$7.4
$9.9
$12.1
$14.2
$17.5
$18.8
$18.5
$20.1
$20.7
$22.5
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23

Consistently producing free cash flow since completion of deleveraging in Q3 2021

JOB Outlook

- Current economic and labor conditions remain challenging so far in our fiscal Q1 2024 (ending December 31, 2023)
- Our business has seasonality depending on the quarter and cyclicality (prolonged down or uncertain economic times which tends to lessen demand for both direct hire and contract services placements... an "upswing" and recovery in the economy tends to initially drive higher contract (temp) demand followed by higher demand for direct hire placement services… an economic decline or "downswing" tends to lessen perm demand initially, followed by lessening demand for contract (temp) depending upon the severity of the downturn)
- According to several sources, the elongated rise in interest rates by the FED is near an end and rate cuts are expected in 2024… We believe given lessening inflation this is likely to happen… especially with 2024 also being a presidential election year
- An improving economy in 2024, would be a considerably positive development for us given the fundamentals and cyclical characteristics of our business and industry
- We view the performance of our IT contract services brands, as well as our Engineering contract services brands and our Accounting direct hire businesses and contract services brands in 2023, as bright spots and are optimistic about the outlook for these and our other professional verticals and brands
- Our light industrial business continues to operate under very competitive conditions; however, we also expect an improving economy to set the table for our businesses and brands to return to growth

Short term "mixed" … while we remain bullish on our long-term outlook

GEE Group

Supplemental Information

GOVERNANCE, INSIDER OWNERSHIP AND CAPITAL ALLOCATION

GEE Group

- Eight (8) of our nine (9) board members are independent and comprised of some of the most respected authorities and leaders in their fields; our Chairman and CEO, and three of our independent board members led MPS Group, which in 2010, sold to Adecco for $1.3b … arguably **THE** most successful shareholder return story ***ever*** in the U.S. Staffing Industry.

- We expanded JOB's BOD in 2023, adding two seats and welcoming three new independent directors of outstanding capabilities and skills.

- BOD and management beneficially own 17.1 million JOB shares, or 16% of outstanding shares, including vested and unvested shares, but initially owned ***over 50%*** at the outset in 2015. Insider ownership in terms of numbers of shares has since been diluted by growth capital but was 17% just prior to our April 2021 follow-on offering. With limited exceptions, BOD and management have not sold or divested their JOB shares.

- JOB is now successfully executing a multi-faceted growth and capital allocation strategy that includes organic and M&A growth, and a recently approved $20 million share repurchase program established in view of the recent undervaluation of JOB shares and growing amount of excess cash on hand. Most recently, we have engaged an investment banker to assist us in reviewing strategic alternatives to accelerate growth of our shareholder value.

- JOB's first 5 acquisitions **(all acquired in the range of 3x to 6x earnings) have been extraordinarily successful and accretive…** JOB follows a strict, disciplined acquisition protocol, which **DOES NOT** include paying inflated multiples or using undervalued JOB shares as M&A consideration.

- JOB now is actively repurchasing shares in the open market at their present undervaluation and has repurchased over **5.8 million shares** so far since May 2023.



Important Notifications

GEE Group

Additional Information to Consider in Conjunction with the Investor Presentation

The financial information and highlight information included herein should be read in conjunction with all of the financial and other information included in GEE Group's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC, the discussion of financial results in this investor presentation, and the information included herein regarding the use of non-GAAP financial measures and the related schedules attached hereto which reconcile the related items prescribed by accounting principles generally accepted in the United States ("GAAP") to the non-GAAP financial information. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this investor presentation. Financial information provided in this investor presentation may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance. See "Forward-Looking Statements" below which incorporates "Risk Factors" related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in its investor presentations such as this one, which may include Adjusted Net Income, EBITDA, Adjusted EBITDA and/or Free Cash Flow. Management and the board of directors use and refer to these non-GAAP financial measures internally as a supplement to GAAP financial information for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs; and also believe that these are useful financial measures used by investors.

Non-GAAP Adjusted Net Income is defined as Net Income adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, gains or losses on extinguishment of debt and noncash goodwill impairment charges. Non-GAAP EBITDA is defined as Net Income before interest, taxes, depreciation and amortization. Non-GAAP Adjusted EBITDA is defined as EBITDA, adjusted for the same items as Adjusted Net Income. Non-GAAP Free Cash Flow is defined as Cash Flow from Operating Activities, less capital expenditures. Non-GAAP Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow are not terms defined by GAAP and, as a result, the Company's measure of them might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to Net Income reported in the Consolidated Statements of Income, cash and cash flows reported in the Consolidated Statements of Cash Flows, or other measures of financial performance, as reflected on the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results.

Reconciliations of Net Income to Adjusted Net Income, Net Income to non-GAAP Adjusted EBITDA, and non-GAAP Adjusted Cash Flows, which appear on slides 20 and 21, together with similar information presented in various footnotes these and other slides, form integral parts of this investor presentation.

Reconciliations of Historical Net Income to Non-GAAP Adjusted EBITDA

GEE Group

($ in millions)

	2020	2021	2022	2023
Net Income (Loss)	$ (14.3)	$ 0.0	$ 19.6	$ 9.4
Net Interest Expense (Income)	12.2	5.9	0.4	(0.1)
Income Taxes (Benefit)	0.6	0.1	0.6	(7.2)
Depreciation & Amortization Expense	5.3	4.4	3.8	3.3
Stock Compensation Expense	1.6	1.0	0.6	0.9
Acquisition, Integration & Restructuring Expense[1]	4.3	0.4	2.1	0.8
Goodwill Impairment	8.9	-	2.2	-
Other Noncash Expense[2]	(12.3)	0.6	(16.8)	(0.1)
Non-GAAP Adjusted EBITDA[3]	**$6.1**	**$12.3**	**$12.5**	**$7.0**

(1) Acquisition, integration, and restructuring expense primarily includes costs and expenses associated with acquisitions, post-acquisition integration (office combinations and closings, RIFS, and others), and other capital markets activities that are not fundamental to core business operations or are isolated or non-recurring in nature.

(2) Includes losses (gains) on extinguishment of debt, (gains) on forgiveness of former CARES Act PPP loans, and other losses (gains).

(3) Please refer to the important information about Non-GAAP financial measures, included adjusted EBITDA, on slides 2 and 21, which do not take place of, supersede, or serve as a substitute for the comparable amounts determined in accordance with GAAP.

Q4 and FY '23 GAAP to Non-GAAP Reconciliations

GEE Group

Reconciliation of Net Income to
Non-GAAP EBITDA and Adjusted EBITDA
Three Month Periods Ended September 30,
(In thousands)

	2023	2022
Net income	$ 230	$ (789)
Interest expense	71	76
Interest income	(180)	(16)
Income taxes	(628)	529
Depreciation	88	95
Amortization	720	720
Non-GAAP EBITDA	301	615
Non-cash stock compensation	188	167
Severance agreement	-	-
Acquisition, integration & restructuring	708	189
Non-GAAP adjusted EBITDA	$ 1,197	$ 971

Reconciliation of Net Income to
Non-GAAP EBITDA and Adjusted EBITDA
Twelve Month Periods Ended September 30,
(In thousands)

	2023	2022
Net income	$ 9,418	$ 19,599
Interest expense	336	377
Interest income	(472)	(16)
Income taxes	(7,249)	588
Gains on PPP loan forgiveness	-	(16,773)
Depreciation	383	371
Amortization	2,879	3,469
Non-cash goodwill impairment charge	-	2,150
Non-GAAP EBITDA	5,295	9,765
Non-cash stock compensation	864	635
Settlement of legal matter	-	975
Severance agreements	-	838
Acquisition, integration & restructuring	838	247
Non-GAAP adjusted EBITDA	$ 6,997	$ 12,460

Reconciliation of Net Income to
Non-GAAP Adjusted Net Income
Three Month Periods Ended September 30,
(In thousands)

	2023	2022
Net income	$ 230	$ (789)
Non-cash stock compensation	188	167
Acquisition, integration & restructuring	708	189
Non-GAAP adjusted net income	$ 1,126	$ (433)

Reconciliation of Net Income to
Non-GAAP Adjusted Net Income
Twelve Month Periods Ended September 30,
(In thousands)

	2023	2022
Net income	$ 9,418	$ 19,599
Non-cash stock compensation	864	635
Gains on PPP loan forgiveness	-	(16,773)
Non-cash goodwill impairment charge	-	2,150
Settlement of legal matter	-	975
Severance agreements	-	838
Acquisition, integration & restructuring	838	247
Non-GAAP adjusted net income	$ 11,120	$ 7,671

Reconciliation of Net Cash from Operating Activities to
Non-GAAP Free Cash Flow and Adjusted Free Cash Flow
Twelve Month Periods Ended September 30,
(In thousands)

	2023	2022
Net cash provided by operating activities	$ 5,890	$ 9,396
Acquisition of property and equipment	(89)	(328)
Non-GAAP free cash flow	$ 5,801	$ 9,068

Forward-Looking Statements

GEE Group

In addition to historical information, this investor presentation contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this investor presentation that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "pro forma", "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the "Novel Coronavirus" ("COVID"-19), has been detrimental to and may continue to negatively impact and disrupt the Company's business operations. The health outbreak caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company's services which was exacerbated by government and client directed "quarantines", "remote working", "shut-downs" and "social distancing". There is no assurance that lingering after-effects of the pandemic will not further negatively impact GEE Group in the future. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly "coronavirus" (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, provides medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Contact:
GEE Group Inc.
Kim Thorpe
630.954.0400

SOURCE: GEE Group Inc.